Exhibit 99.1

GROM SOCIAL ENTERPRISES OFFICER’S CONVERT LOANS TO EQUITY

Boca Raton, Fl., September 24, 2018, Grom Social Enterprises (OTCQB: GRMM) ("Grom" or the "Company"), an innovative leader and pioneer in providing original social media content to children between the ages of 5 and 16, www.gromsocial.com; today announced that its officers, Darren Marks and Mel Leiner had converted a combined total of $500,000 of their interest-free loans due on July 1, 2019 to Grom Common Stock, at a price of $0.31, which is approximately 20% above the closing market of $ 0.25 on September 18, 2018. This marks the second transaction of this nature for Messrs. Marks and Leiner who converted a combined $500,000 of their demand loans into Grom common stock in January 2018; as well as changing the terms of their short-term demand loans to long-term loans. As a result of the transaction, Mr. Marks and Mr. Leiner’s loan balances were reduced to $861,000 and $674,000, respectively. Mr. Marks and Mr. Leiner now beneficially own 16,070,649 and 9,850,000 shares of the Company’s Common Stock, respectively.

Darren Marks, Chairman and CEO, commented. “Since the beginning of 2018 we have converted nearly 40% of our loan balances to equity at above market prices. Overall, we believe that our stock price is undervalued and doesn’t reflect the progress we’ve made this year in increasing the size of our Grom Social database and other platforms to nearly 17 million users since inception, as well as positioning the Company for a NASDAQ listing and future growth.”

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. owns five separate subsidiaries, including Grom Social, a safe social media platform for children between the ages of five and 16. Since its beginnings in 2012, Grom Social has attracted children and parents with the promise of a safe and secure environment, where their children can be entertained and interact with their peers while learning good digital citizenship. The Company also owns and operates Top Draw Animation, Inc., an award-winning animation company which produces animated content for Grom Social and other high-profile media properties such as Tom and Jerry, My Little Pony and Disney Animation's Penn Zero: Part-Time Hero. In addition, Grom Educational Services provides web filtering services for up to an additional two million children across 3,700 schools, and Grom Nutritional Services is in the process of creating a line of healthy nutritional supplements for children. For more information please visit Grom's website at www.gromsocial.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contacts:

Darren Marks

President &CEO

561-287-5776

Investor.relations@gromsocial.com

Melvin Leiner

Vice President

561-287-5776

Investor.relations@gromsocial.com